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                                                                    EXHIBIT 23.2

                  [BARBIER FRINAULT & ASSOCIES - LETTERHEAD]


               Consent Of Independent Certified Public Accountant



Neuilly-sur-Seine, France
August 5, 1999



As independent public accounts, we hereby consent to the use of our report dated April 22, 1999 relating to the consolidated financial statements of Steelcase Strafor S.A. to be included in or made a part of the Registration Statement for Steelcase Inc.'s Steelcase Inc. Deferred Compensation Plan on Form S-8.



BARBIER FRINAULT & ASSOCIES
Arthur Andersen


/s/ Philippe Guenne
Philippe Guenne